UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard

Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT.

On April 25, 2018, Regis Corporation (the “Company” or “our”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”) with certain financial institutions party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer, which amends our Credit Agreement dated March 26, 2018 (the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Amendment is referred to herein as the “Credit Agreement”) among the Company, various financial institutions party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBanc Capital Markets Inc., as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement provides the Company with an unsecured revolving credit facility (the “Credit Facility”).

The Amendment increased the revolving commitments by $35.0 million (and, accordingly, decreased the amount of additional revolving commitments the Company can request in the future under the Credit Facility from $150.0 million to $115.0 million), and removed the committed multicurrency borrowings facility. After giving effect to the Amendment, revolving commitments under the Credit Facility are $295.0 million.

The lenders party to the Credit Agreement may have performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

At a meeting of the Board of Directors (the “Board”) of the Company held on April 24, 2018, the Board approved and adopted, effective as of such date, the amendment and restatement to the Bylaws of the Company (the “Bylaws”). The amendments to the Bylaws reflect certain updates, including prior amendments to the Minnesota Business Corporation Act, and modernize the Bylaws.

The amendments include the following: (i) provide flexibility to permit virtual (online) attendance at a shareholder meeting, (ii) clarify authority for adjourning shareholder meetings, (iii) provide that shareholder proxies can remain valid for up to eleven months (instead of two months), (iii) clarify that shareholder proxies can be submitted by telephone or other electronic communications, (iv) require that a shareholder submitting a nomination or proposal for a shareholder meeting must disclose additional information regarding the shareholder proponent’s economic interests in the Company, (v) clarify that any Chairperson of the Board is not necessarily an officer of the Company, (vi) provide that the chief executive officer of the Company can remove and appoint corporate officers, other than the chief financial officer, and (vii) indicate that shares of the Company’s stock can be held in certificated or uncertificated form. The amendments also incorporate certain other non-substantive updates and clarifications.

The foregoing description of the amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Bylaws, attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

3.1	Bylaws of the Company.

10.1	Amendment No. 1 to Credit Agreement dated as of April 25, 2018 by and among Regis Corporation, various financial institutions and Bank of America, N.A. as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: April 27, 2018	By:	/s/ Amanda P. Rusin
Name: Amanda P. Rusin, Title: Secretary